SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2011

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .  Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant and HEP Investments, LLC, a Michigan limited liability company (“Lender”), entered into the following documents, effective as of September 8, 2011, (i) a Convertible Secured Promissory Note in the principal amount of $100,000 (“Note”) and (ii) a Security Agreement, under which the Registrant granted the Lender a security interest in all of its assets in order to secure its obligations to the Lender under the Note. As of the date hereof, the Lender has advanced the Registrant $56,100 under the Note.  Amounts advanced under the Note are (i) secured by all the Registrant’s assets, (ii) convertible into the Registrant’s restricted common stock at a rate of $.12 per share, (iii) bear interest at the rate of 15% per annum and (iv) must be repaid on demand, with 10 days advance written notice, provided that the Lender has agreed, absent an event of default, not to make demand for payment before October 8, 2011.

Item 9.01 Financial Statements and Exhibits

N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2011	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/John Gorman
John Gorman, EVP, Operations

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